Exhibit 99.3

FORM OF BENEFICIAL OWNER ELECTION FORM

LONGEVERON INC.

The undersigned, the beneficial owner(s) of shares of Class A common stock, par value $0.001 per share, Class B common stock, par value $0.001 per share (collectively, the “common stock”), or warrants exercisable for shares of Class A common stock (the “participating warrants”), of Longeveron Inc., a Delaware corporation (the “Company”), acknowledge receipt of your letter, the prospectus dated                   , 2023 (the “Prospectus”), and the other enclosed materials relating to the offering (the “Rights Offering”) of transferable subscription rights to purchase shares of the Company’s Class A common stock (“shares,” and such rights, the “Rights”), as described in the Prospectus. Capitalized terms used herein and not otherwise defined herein shall have the respective meanings given to such terms in the Prospectus.

With respect to any instructions to exercise (or not to exercise) the Rights, the undersigned acknowledges that this form must be completed and returned in sufficient time to allow us to process your request and submit your instructions to the subscription agent by 5:00 p.m. Eastern Time on ________, 2023, the scheduled expiration date of the Rights Offering (which may be extended by the Company).

This form will instruct you whether to exercise the Rights to purchase shares distributed with respect to the common stock or the participating warrants held by you for the account of the undersigned, pursuant to the terms and subject to the conditions set forth in the Prospectus and the related “Form of Instructions as to use of Longeveron Inc. Transferable Subscription Rights Certificates.” The undersigned hereby instructs you as follow:

(CHECK THE APPLICABLE BOXES AND PROVIDE ALL REQUIRED INFORMATION)

Box 1.	☐	Please DO NOT EXERCISE RIGHTS for shares of Class A common stock.
If you checked Box 1, please sign and date this form and mail it to your broker, custodian bank or your other nominee that holds your shares.

Box 2.	☐	Please EXERCISE RIGHTS for shares of Class A common stock as set forth below.
If you checked Box 2, please fill out the table shown below. Next, please check Box 3 and/or Box 4, as applicable, and fill out the information indicated under Box 3 and/or Box 4, as applicable.

Please then sign and date this form and mail it to your broker, custodian bank or other nominee that holds your shares.

The number of Rights for which the undersigned gives instructions for exercise under the basic subscription right should not exceed the number of Rights that the undersigned is entitled to exercise. The undersigned is only entitled to the over-subscription privilege if the undersigned exercises its basic subscription right in full.

Per Share	Number of Shares		Per Share Subscription Price			Payment

Basic Subscription Right:	___________	x	$	=	$	_______(Line 1)
Over-Subscription Privilege:	___________	x	$	=	$	_______(Line 2)
Total Payment Required:					$	_______(Sum of Lines 1 and 2 must equal total amounts in Boxes 3 and 4)

Box 3.	☐	Payment in the following amount is enclosed: $________.

Box 4.	☐	Please deduct payment of $_______ from the following account maintained by you:

Type of Account: __________________ Account No.: ________________

The undersigned, by signing this form:

●	irrevocably elect to purchase the number of shares indicated above upon the terms and conditions specified in the Prospectus; and

●	agree that if I (we) fail to pay for the shares, I (we) have elected to purchase, you may exercise any remedies available to you under law.

Name of beneficial owner(s):
Signature of beneficial owner(s):
Date:

If you are signing in your capacity as a trustee, executor, administrator, guardian, attorney-in-fact, agent, officer of a corporation or another acting in a fiduciary or representative capacity, please provide the following information:

Name:
Capacity:
Address (including Zip Code):

Telephone Number:

PLEASE MAKE SURE THAT YOU USE THE CORRECT ADDRESS. You may want to check this address with your broker.

THE TERMS AND CONDITIONS OF THE RIGHTS OFFERING ARE SET FORTH IN THE LONGEVERON INC.’S PROSPECTUS DATED          , 2023 AND ARE INCORPORATED HEREIN BY REFERENCE. COPIES OF THE PROSPECTUS ARE AVAILABLE UPON REQUEST FROM OKAPI PARTNERS LLC, THE INFORMATION AGENT, BY CALLING (212) 297-0720 (BANKERS AND BROKERS) OR (844) 201-1170 (ALL OTHERS) OR BY EMAIL AT INFO@OKAPIPARTNERS.COM.